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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                November 17, 2000
                                -----------------

                        LORAL SPACE & COMMUNICATIONS LTD.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

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
Islands of Bermuda             1-14180                  13-3867424
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(State or other              (Commission             (IRS Employer
jurisdiction of              File Number)           Identification
incorporation)                                              Number
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                         c/o Loral SpaceCom Corporation
    600 Third Avenue, New York, New York                          10016
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 (Address of principal executive offices)                       (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 697-1105
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Item 5. Other Events.

        On November 17, 2000, Loral Satellite, Inc. ("Loral Satellite"), a subsidiary of Loral Space & Communications Ltd. ("Loral"), entered into a $500 million secured credit agreement with Bank of America, National Association and the other lenders parties thereto (the "Credit Agreement"). The Credit Agreement provides for a $200 million three-year revolving credit facility (the "Revolver") and a $300 million term loan (the "Term Loan"). The Term Loan is subject to an amortization payment schedule as follows: 1% of the principal amount on each of January 15, 2001 and June 30, 2001; 15% of the principal amount on June 30, 2002; 25% of the principal amount on March 31, 2003; and 58% of the principal amount on August 15, 2003. All amounts outstanding under the Revolver are due and payable on August 15, 2003. Borrowings under the Credit Agreement bear interest, at Loral Satellite's option, at various rates based on margins over the lead bank's base rate or the London Interbank Offer Rate for periods of one to six months. Loral Satellite pays a commitment fee on the unused portion of the Revolver.

        Proceeds from the $500 million of loans incurred under the Credit Agreement were used by Loral Satellite to purchase all of the loans (the "Globalstar Loans") outstanding under Globalstar's existing $500 million credit facility (the "Globalstar Credit Agreement"). The guarantee of the Globalstar Credit Agreement that had been provided by Loral Satellite and another Loral subsidiary was terminated and released in connection with this transaction.

        The Credit Agreement contains customary financial covenants on Loral Satellite, including maintenance of a minimum collateral coverage ratio, minimum net worth and EBITDA. The Credit Agreement also contains customary limitations, including those on indebtedness, fundamental changes, asset sales, dividends, (except that Loral Satellite may pay dividends to its parent provided that after such dividends, it has cash on hand in an amount equal to the then undrawn revolving commitment, if any, under the Globalstar Credit Agreement and Loral Satellite holds an intercompany note due from its parent or Loral for at least $100 million), investments, capital expenditures, creating liens (other than those created pursuant to the Credit Agreement), prepayments or amendments of indebtedness, and transactions with affiliates.

        The Credit Agreement is secured by certain assets of Loral Satellite, including the Telstar 6 and Telstar 7 satellites and the Globalstar Loans, and the stock of Loral Satellite. Loral has also agreed to guarantee Loral Satellite's obligations under the Credit Agreement, which guarantee agreement contains a minimum net worth covenant.

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Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

             (c)    Exhibits.

Exhibit 10.1 Credit Agreement dated as of November 17, 2000 by and among Loral Satellite, Inc., Bank of America, National Association, Bank of America Securities LLC, Credit Lyonnais and Lehman Commercial Paper, Inc.

Exhibit 10.2 Guarantee dated as of November 17, 2000 made by Loral Space & Communications Ltd.

Exhibit 10.3 Assignment, Amendment and Release Agreement dated as of November 17, 2000 by and among the lenders parties to the Globalstar Credit Agreement, Loral Satellite, Inc., Loral Satcom Ltd., Loral Space & Communications Ltd., Loral Space & Communications Corporation, Globalstar, L.P. and Bank of America, National Association

Exhibit 10.4 Amended and Restated Collateral Agreement dated as of November 17, 2000 by and among Loral Satellite, Inc. and Bank of America, National Association


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                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Loral Space & Communications Ltd.

                                    By: /s/ Avi Katz
                                       -----------------------------------
                                    Name:  Avi Katz
                                    Title: Vice President and Secretary

Date: November 20, 2000

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                                  EXHIBIT INDEX

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Exhibit          Description
-------          -----------
Exhibit 10.1     Credit Agreement dated as of November 17, 2000 by and among
                 Loral Satellite, Inc., Bank of America, National Association,
                 Bank of America Securities LLC, Credit Lyonnais and Lehman
                 Commercial Paper, Inc.

Exhibit 10.2 Guarantee dated as of November 17, 2000 made by Loral Space & Communications Ltd.

Exhibit 10.3 Assignment, Amendment and Release Agreement dated as of November 17, 2000 by and among the lenders parties to the Globalstar Credit Agreement, Loral Satellite, Inc., Loral Satcom Ltd., Loral Space & Communications Ltd., Loral Space & Communications Corporation, Globalstar, L.P. and Bank of America, National Association.

Exhibit 10.4 Amended and Restated Collateral Agreement dated as of November 17, 2000 by and among Loral Satellite, Inc. and Bank of America, National Association

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